SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

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SLS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	52-2258371
(State of incorporation	(IRS Employer
or organization)	Identification No.)

1650 W. Jackson Ozark, Missouri 65721
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant of General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant of Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-43770

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class To be So Registered:	Name Of Each Exchange On Which Each Class Is To Be Registered:
Common Stock, par value $0.001 per share	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of theExchange Act:
Title of Each Class To be So Registered:	Name Of Each Exchange On Which Each Class Is To Be Registered:
None	N/A

Item 1.

Description of Registrant’s Securities to be Registered.

A description of our common stock, par value $0.001 per share, is set forth under the heading “Description of Capital Stock” in our Registration Statement on Form S-2 filed with the Securities and Exchange Commission on September 30, 2005, which description is incorporated herein by reference.

Item 2.

Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SLS INTERNATIONAL, INC.
(Registrant)

By	/s/ MICHAEL L. MAPLES
Michael L. Maples
Chief Financial Officer
(Principal Financial Officer)

Dated: October 12, 2005

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